Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 28, 2019, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-232023) and related Prospectus of Genocea Biosciences, Inc. for the registration of 11,500,000 shares of its common stock.
/s/ Ernst & Young LLP

Boston, Massachusetts
June 18, 2019